Exhibit 4.1

NUMBER GKK 0079COMMON STOCK SHARES SPECIMEN INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND CUSIP 384871 10 9 SEE REVERSE FOR CERTAIN DEFINITIONS GRAMERCY CAPITAL CORP. THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF Fully Paid and Non-Assessable Shares of the Common Stock, $0.001 Par Value, of Gramercy Capital Corp. transferable only on the books of the Corporation in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.  This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.  Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED SPECIMEN THE BANK OF NEW YORK TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE PRESIDENT SECRETARY

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock.  Such request may be made to the secretary of the Corporation or to its transfer agent.

The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code").  Except as otherwise provided in the Charter of the Corporation, (1) no Person may Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% (in value or number) of the outstanding Capital Stock of the Corporation; or (2) there shall be no Transfer or other event that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons or that would result in the Corporation's being "closely held" under section 856(h) of the Code.  Any Person who violates or attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing.  If the restrictions on transfer or ownership are violated, the shares of Equity Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in trust for the benefit of one or more Charitable Beneficiaries as provided in the Charter.  In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Keep this certificate in a safe place.  If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — (Cust) Custodian (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OR ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.  Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OF ANY CHANGE WHATEVER.